UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 27, 2006

Corning Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-3247	16-0393470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Riverfront Plaza, Corning, New York		14831
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	607-974-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 27, 2006, the Corning Incorporated Board of Directors re-elected Jane D. Poulin as Chief Accounting Officer and Division Vice President for the upcoming year, and confirmed her appointment as principal accounting officer effective May 10, 2006 for purposes of Corning’s SEC filings for the 2006 fiscal year and thereafter.

As noted in item 5.02 of the Corning Report on Form 8-K filed October 7, 2005, Katherine A. Asbeck as Senior Vice President, Finance is the principal accounting officer for purposes of Corning’s SEC filings through submission of its Annual Report on Form 10-K for the fiscal year ending December 31, 2005, as well as any amended Annual Report on Form 10-K and any amended quarterly reports on Form 10-Q for the 2005 fiscal year and prior periods.

Ms. Poulin, 43, joined Corning as Division Vice President and Chief Accounting Officer in September 2005. Prior to that, she was an Associate Chief Accountant in the Office of the Chief Accountant of the U.S. Securities and Exchange Commission from June 2000 to September 2005. She previously served as corporate controller at a privately-held manufacturer and was an audit senior manager at Ernst & Young LLP. Ms. Poulin has not had a direct or indirect material interest in any reportable related party transactions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Incorporated

May 3, 2006	By:	/S/ Katherine A. Asbeck

Name: Katherine A. Asbeck
Title: Senior Vice President - Finance